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Exhibit 10.7

Restricted Stock Purchase Agreement

        This Restricted Stock Purchase Agreement ("Agreement"), dated as of May 17, 2007, is between Syngence Corporation, a Delaware corporation, (the "Company") and                            ("Shareholder").

        In consideration of the mutual covenants and representations contained in this Agreement, the Company and Shareholder agree as follows:

1.    Purchase and Sale of Stock.

        1.1    Purchase.    Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Shareholder and Shareholder agrees to purchase from the Company                  shares of the Company's Common Stock (the "Shares") at a price of $0.03 per share, for an aggregate purchase price of $            (the "Aggregate Price") in cash.

        1.2    Investment Intent; Capacity to Protect Interests.    Shareholder is purchasing the Shares solely for his or her own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Securities Act of 1933, as amended (the "Act"). Shareholder also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Shareholder's account only, and neither in whole nor in part for any other person. Shareholder, as an officer, director, or employee of the Company, or otherwise, has a pre-existing business or personal relationship with the Company, and by reason of Shareholder's business or financial experience could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect his or her own interests in connection with this transaction. Shareholder recognizes that the purchase of the Shares involves a high degree of risk.

2.    Limitation on Transfer.    In addition to any other limitation on transfer created by applicable securities laws, Shareholder may not assign, encumber, dispose of, or transfer (including transfer by operation of law), any interest in any of the Shares that are still subject to the Repurchase Option described in Section 3 hereof.

3.    Repurchase Option.

        3.1    Service to the Company.    If Shareholder ceases to be an officer, director, or employee of the Company for any reason, or no reason, with or without cause, ("Service Termination"), then the Company will have an irrevocable, exclusive option for a period of 60 days from the date of Service Termination to purchase all or any portion of the Shares held by Shareholder (the "Repurchase Option") that have not been released from the Repurchase Option as provided in Section 3.3, in accordance with Section 3.2. A leave of absence exceeding 60 days will constitute Service Termination unless the Board of Directors determines otherwise.

        3.2    Price and Procedure.    The purchase price for any Shares purchased pursuant to this Section 3 will be $0.03 per share, the amount paid by Shareholder for the Shares. The repurchase payment will be paid by the Company in cash. The Repurchase Option may be exercised by written notice to Shareholder. Upon delivery of such notice and payment of the purchase price, the Company will become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company will have the right to transfer to its own name the number of Shares being repurchased without further action by Shareholder.

        3.3    Release.    The Shares will be released from the Repurchase Option as follows: one quarter of the Shares are released upon purchase thereof by Shareholder pursuant to Section 1.1; an additional on quarter of the Shares will be released on each of the next three anniversaries of the date of this Agreement.

4.    Assignment by the Company.    The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

5.    Termination.    This Agreement will terminate on the earliest date on which none of the Shares remains subject to the Repurchase Option.

6.    Transfers in Violation.    The Company will not be required (a) to transfer on its books any Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares purport to have been so transferred.

7.    Section 83(b) Election.    The Shares (the "Restricted Shares") may be subject to an election under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"). Shareholder understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, "restriction" means the right of the Company to buy back the Restricted Shares pursuant to Section 3. Shareholder understands that he or she may elect to be taxed at the time the Restricted Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. Even if the fair market value of the Restricted Shares equals the amount paid for the Restricted Shares, the election must be made to avoid adverse tax consequences in the future. TO BE EFFECTIVE, THE ELECTION MUST BE COMPLETED AND FILED WITHIN 30 DAYS FROM THE DATE OF PURCHASE. Shareholder understands that failure to make this filing timely will result in the recognition of ordinary income by Shareholder as the Repurchase Option lapses on the difference between the purchase price and the fair market value of the Restricted Shares at the time such restrictions lapse. SHAREHOLDER ACKNOWLEDGES THAT IT IS SHAREHOLDER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF SHAREHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON SHAREHOLDER'S BEHALF.

8.    Escrow.    As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Shares upon exercise of the purchase option provided for herein, Shareholder agrees to deliver to and deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent, a stock assignment in blank, duly endorsed, with date and number of shares blank, together with a certificate or certificates evidencing the Shares. The Secretary of the Company, or the Company's designee, will hold the certificates and stock powers in escrow and take all actions to give effect to the transfers and releases in accordance with the terms of this Agreement. Shareholder acknowledges that the Secretary of the Company (or the Company's designee) is appointed as the escrow agent as a material inducement to make this Agreement and that the appointment is coupled with an interest and is accordingly irrevocable. Shareholder agrees that the escrow agent will not be liable to any party for any actions or omissions unless the escrow agent is grossly negligent with respect to any such actions or omissions. The escrow agent may rely upon any letter, notice, or other document executed by any signature purported to be genuine. Upon notification to the escrow agent by Shareholder and the Company that any Shares have been released in accordance with the provisions of Section 3.3, the escrow agent will deliver to Shareholder the number of Shares in the escrow agent's possession that have been so released.

9.    Restricted Securities.    Shareholder understands and acknowledges that the sale of the Shares has not been registered under the Act or applicable state securities laws, that the Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that the Company is under no obligation to register the Shares.

10.    Legends.    All certificates representing any of the Shares will contain the following legends:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED."

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, COPIES OF EACH OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

11.    No Employment Agreement; No Disclosure Duty.    Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Shareholder's service as an officer, director, or employee of the Company, for any reason, with or without cause. Shareholder acknowledges and agrees that the Company will have no duty or obligation to affirmatively disclose to Shareholder, and Shareholder will have no right to be advised of, any material information regarding the Company at any time before, upon, or in connection with the exercise of the purchase option by the Company.

12.    Enforcement.    Each of the Company and Shareholder acknowledges that the other party will suffer irreparable harm if either party fails to comply with this Agreement, and that monetary damages will be inadequate to compensate the parties for such failure. Accordingly, the parties agree that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

13.    Miscellaneous.

        13.1    Governing Law.    This Agreement will be governed by, and will be construed and enforced in accordance with, the laws of the state of Delaware.

        13.2    Amendment; Waiver.    This Agreement may be amended only by the written consent of the Company and Shareholder. No waiver of any provision of this Agreement will be effective unless in writing and signed by the waiving party.

        13.3    Assignment.    The rights and benefits of this Agreement will inure to the benefit of and be enforceable by the Company and its respective successors and assigns. The rights and obligations of Shareholder under this Agreement may not be assigned without the prior written consent of the Company.

        13.4    Attorneys' Fees.    If suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and expenses incurred in preparation for and prosecution of such suit or action at trial, on appeal, and in connection with any petition for review.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY
By:
Johan Liedgren, Chairman
SHAREHOLDER
Print Name
CONSENT OF SPOUSE

The undersigned spouse of Shareholder has read and hereby approves the foregoing Agreement. The undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community interest will be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.
Spouse of Shareholder

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  Exhibit 10.7
Restricted Stock Purchase Agreement